EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm, Capraro, Centofranchi, Kramer & Co., P.C., under the caption "Experts," and to the use of our report dated March 14, 1996, on the consolidated balance sheet of DHB Capital Group Inc. and Subsidiaries, as of December 31, 1995, and the related consolidated statements of income (loss), stockholders' equity (deficit) and cash flows for the years ended December 31, 1995 and 1994, in the Registration Statement of The Lehigh Group Inc. on Form S-4 dated September 9, 1996, and the related Prospectus.



                                   /s/ Capraro, Centofranchi, Kramer & Co., P.C.
                                   ---------------------------------------------
                                   /s/ Capraro, Centofranchi, Kramer & Co., P.C.

South Huntington, New York
September 13, 1996